Exhibit 4.4

Execution Version

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 4, 2024, among MAGNERA CORPORATION (formerly known as Glatfelter Corporation), a Pennsylvania corporation (“Magnera”), each of the Subsidiaries set forth on the signature pages hereto as a “Guaranteeing Subsidiary” (each, a “Guaranteeing Subsidiary” and, collectively, a “Guaranteeing Subsidiaries”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) party hereto (the “Existing Subsidiary Guarantors”, and together with Magnera and the Guaranteeing Subsidiaries, collectively, the “Companies” and each, individually, a “Company”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Magnera and the Existing Subsidiary Guarantors heretofore executed and delivered to the Trustee an indenture (as supplemented by that certain First Supplemental Indenture, dated as of October 25, 2021 and that certain Second Supplemental Indenture, dated as of January 18, 2022, and as further amended or supplemented from time to time, the “Indenture”), dated as of October 25, 2021, among Magnera, the Existing Subsidiary Guarantors and the Trustee, providing for the issuance from time to time of notes (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of Magnera’s obligations under the Notes and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 9.01, 10.06 and 10.07 of the Indenture, the Trustee and the Companies are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound; Guarantee. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article X of the Indenture, including, without limitation, Section 10.02 thereof.

(3) NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution”, “signed”, “signature” and words of like import in this Supplemental Indenture relating to the execution and delivery of this Supplemental Indenture and any documents to be delivered in connection herewith shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature to the extent and as provided in any applicable law, including the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com).

(5) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Companies.

(7) Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

MAGNERA CORPORATION

By:	/s/ Jill L. Urey
	Name:	Jill L. Urey
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXISTING SUBSIDIARY GUARANTORS:

PHG TEA LEAVES, INC.
GLATFELTER COMPOSITE FIBERS NA, INC.
GLATFELTER DIGITAL SOLUTIONS, LLC

GLATFELTER HOLDINGS, LLC

GLATFELTER MT. HOLLY LLC
GLATFELTER ADVANCED MATERIALS N.A., LLC

GLATFELTER INDUSTRIES ASHEVILLE, INC.

GLATFELTER SONTARA OLD HICKORY, INC.

By:	/s/ Jill L. Urey
	Name:	Jill L. Urey
	Title:	Secretary

GUARANTEEING SUBSIDIARIES: TREASURE MERGER SUB II, LLC

By:	/s/ Jill L. Urey
	Name:	Jill L. Urey
	Title:	Secretary

Third Supplemental Indenture to 2021 Indenture

GUARANTEEING SUBSIDIARIES (CONTINUED):

AVINTIV ACQUISITION, LLC

AVINTIV INC.

AVINTIV SPECIALTY MATERIALS LLC

BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.

BERRY FILM PRODUCTS COMPANY, INC.

CHICOPEE, LLC

DOMINION TEXTILE (USA), L.L.C.

FABRENE, L.L.C.

FIBERWEB, LLC

OLD HICKORY STEAMWORKS, LLC

PGI EUROPE, LLC

PGI POLYMER, LLC

PROVIDENCIA USA, INC.

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Barry D. Somrock
Name:	Barry D. Somrock
Title:	Vice President

Third Supplemental Indenture to 2021 Indenture